Exhibit 32.2

Certification of Chief Financial Officer

In connection with the Quarterly Report of Knoll, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Barry L. McCabe, Chief Financial Officer of the Company, certifies, as adopted pursuant to 18 U.S.C. Section 1350, Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 12, 2005

/s/ Barry L. McCabe
Barry L. McCabe
Chief Financial Officer

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